Exhibit 10.1

Amendment to Senior Convertible Promissory Note

First Closing Note

Dated as of August 25, 2023

This Amendment to Senior Convertible Promissory Note (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between AERWINS Technologies Inc., a Delaware corporation (the “Maker”), and Lind Global Fund II LP, a Delaware limited partnership (together with its successors and representatives, the “Holder”). The Maker and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Senior Convertible Promissory Note of the Maker, dated April 12, 2023 (the “Original Note”), and the Parties now wish to amend the Original Note as set forth herein and, pursuant to Section 5.06 of the Original Note, the Original Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Original Note.

2.	Subject to the provisions hereof, the Original Note is hereby amended as follows:

(a)	Section 3.01(b) of the Original Note is hereby amended and restated in its entirety to provide as follows:

(b) Conversion Price. The “Conversion Price” means, the lesser of: (i) US$0.90 (the “Fixed Price”); or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of this Note, and shall be subject to adjustment as provided herein, provided that in no event shall the Conversion Price be less than the Floor Price (as defined below), and in the event that the calculation as set forth above would result in a Conversion Price less than the Floor Price, the “Conversion Price” for purposes herein shall be the Floor Price, and provided that the provisions of this Section 3.01(b) with respect to the Floor Price shall take precedence over any other provisions of this Note which would otherwise result in the Conversion Price being less than the Floor Price pursuant to this Section 3.01(a).

(b)	A new Section 3.01(c) and Section 3.01(d) is hereby added to the Original Note, immediately following Section 3.01(b), and providing as follows:

(c) Floor Price. For purposes herein, the “Floor Price” means $0.18176, subject to adjustment as set forth herein. If the Maker shall at any time or from time to time after the Amendment Date effect a split or other subdivision of the outstanding Common Stock, the Floor Price in effect immediately prior to the stock split shall be proportionately decreased, and if the Maker shall at any time or from time to time after the Amendment Date combine the outstanding Common Stock, the Floor Price in effect immediately prior to the combination shall be proportionately increased, with any adjustments pursuant to this sentence being effective at the close of business on the date the stock split or combination occurs.

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(d) Cash Payment. At the option of the Holder, if in connection with a conversion under this Note, the Conversion Price is deemed to be the Floor Price, then in addition to issuing the Conversion Shares at the Floor Price, the Maker will also pay to the Holder a cash amount equal to the following formula:

(A – B) x C

Where:

A = Number of shares of Common Stock that would be issued to the Holder on such Conversion Date determined by dividing the Conversion Amount being paid in shares of Common Stock by ninety percent (90%) of the lowest single VWAP during the twenty (20) Trading Days prior to the applicable Conversion Date (notwithstanding the Floor Price);

B = Number of Conversion Shares issued to the Holder in connection with the conversion; and

C = the VWAP on the Conversion Date.

3.	Other than as amended herein, the Note shall remain in full force and effect and nothing herein shall be deemed to constitute a waiver by the Maker of any Events of Default which may have occurred prior to the date of this amendment. Following the Amendment date, any reference to the “Note” shall be deemed a reference to the Original Note as amended by this Amendment.

4.	This Amendment and all matters based upon, arising out of or relating in any way to this Amendment, including all disputes, claims or causes of action arising out of or relating to this Amendment as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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In witness whereof, the Parties have executed this Amendment as of the Amendment Date.

AERWINS Technologies Inc.

By:	/s/ Taiji Ito
Name:	Taiji Ito
Title:	Chief Executive Officer

Lind GLOBAL FUND II LP

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Manager

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